                                    Exhibit 3

              (Information provided as of June 29, 2001 in response
                     to Items 2 through 6 of Schedule 13D)
              Executive Officers, Directors and Persons Controlling
                        IDB Holding Corporation Ltd. (1)
                                    ("IDBH")
      Address is: 3 Azrieli Center, Triangle Tower, Tel Aviv 67023, Israel
      (citizenship the same as country of residence unless otherwise noted)


Name and Address         Position              Principal Occupation
----------------         ---------             --------------------
Haym Carasso             Director              Joint Managing Director
26 Rival Street                                of Moise Carasso Sons Ltd.
Tel Aviv, Israel

Eliahu Cohen             Director              Director and Co-Chief
3 Azrieli Center,                              Executive Officer of IDB
Triangle Tower,                                Development
Tel Aviv, Israel

William M. Davidson      Director              Chief Executive Officer
2300 Harmon Road                               of Guardian Industries
Auburn Hills, Michigan                         Corporation

Rolando Eisen            Director              Director of Companies
2A Geiger Street
Neveh Avivim, Tel Aviv,
Israel

Yair Hamburger           Director              Chairman and Managing
29 Derech Haganim                              Director of Harel
Kfar Shmaryahu, Israel                         Hamishmar Investments Ltd.

Robert J.  Hurst         Director              Vice Chairman of Goldman,
85 Broad Street                                Sachs & Co., Investment
New York, New York                             Bankers




                                                             Page 19 of 27 pages


Name and Address         Position              Principal Occupation
----------------         ---------             --------------------
Dalia Lev                Director              Director and Co-Chief
3 Azrieli Center,                              Executive Officer of IDB
Triangle Tower,                                Development
Tel Aviv, Israel

Solomon Merkin           Director              Vice President, Leib
910 Sylvan Avenue,                             Merkin, Inc. (Investments)
Suite 130
Englewood Cliffs,
New Jersey

Raphael Molho            Director              Director of Companies (2)
22 Ibn Gvirol Street
Jerusalem, Israel

Lenny Recanati           Director              Senior Vice President of
3 Azrieli Center,                              Discount Investment
Triangle Tower,                                Corporation Ltd.
Tel Aviv, Israel

Leon Recanati            Chairman of the       Chairman of the Board and
3 Azrieli Center,        Board and Chief       Chief Executive Officer
Triangle Tower,          Executive Officer     of IDBH and Chairman of
Tel Aviv, Israel                               the Board of Clal Industries (3)

Oudi Recanati            Director              Chairman, Discount Bank
Quai de L'ile 3, CH-1204                       and Trust Company (4)
Geneva, Switzerland

Meir Rosenne             Director              Lawyer
14 Aluf Simhony Street
Jerusalem, Israel

Israel Zang              Director              Professor of Management,
10 Kissufim Street                             Tel Aviv University
Tel Aviv, Israel

Israel Yovel             Director              Senior Physician
64 Kaplan Street                               Tel Aviv Medical Center
Herzliya, Israel

                                                             Page 20 of 27 pages


Name and Address         Position              Principal Occupation
----------------         ---------             --------------------
Judith Yovel Recanati                          Housewife
64 Kaplan Street
Herzliya, Israel

Elaine Recanati                                Housewife
23 Shalva Street
Herzliya, Israel
(citizen of the United
States)

Zehavit Joseph*          Executive Vice        Executive Vice
3 Azrieli Center,        President and         President and Chief
Triangle Tower,          Chief Financial       Financial Officer of IDBH (5)
Tel Aviv, Israel         Officer

Rina Cohen               Controller            Controller of IDBH (6)
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Arthur Caplan**          Secretary             Secretary of IDBH (7)
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

James I. Edelson         U.S. Resident         Executive Vice President
511 Fifth Avenue         Secretary             of Overseas Discount
New York, New York                             Corporation, Investments

*  Ms. Joseph is a dual citizen of Israel and the United States.
** Mr. Caplan is a dual citizen of Israel and Great Britain.

(1) As of June 29, 2001, IDB Holding Corporation Ltd., an Israeli corporation located at 3 Azrieli Center, Triangle Tower, Tel Aviv, Israel, owned approximately 56.4% of the outstanding shares of IDB Development Corporation Ltd. As of such date, companies controlled by Oudi Recanati, Leon Recanati, Judith Yovel Recanati and Elaine Recanati held in the aggregate approximately 51.7% of the voting power and equity of IDB Holding Corporation Ltd.

                                           Page 21 of 27 pages

(2)  Mr. Molho is a Director of IDB Development.

(3)  Mr. Leon Recanati is Chairman of IDB Development.

(4) Mr. Oudi Recanati is Director of IDB Development and is a citizen of Israel.

(5) Ms. Joseph is Executive Vice President and Chief Financial Officer of IDB Development.

(6)  Mrs. Cohen is Controller of IDB Development.

(7)  Mr. Caplan is Secretary of IDB Development.


            Based on the information provided to the Reporting Persons, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D.

                                           Page 22 of 27 pages